UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)      October 10, 2008
RPM INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14187	02-0642224

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2628 Pearl Road, P.O. Box 777, Medina, Ohio	44258

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:      (330) 273-5090

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 10, 2008, RPM International Inc. (the “Company”) announced that the Company’s board of directors elected Frank C. Sullivan, president and chief executive officer of the Company, to chairman and chief executive officer, succeeding chairman Thomas C. Sullivan, who retired after 37 years in that post. Mr. Thomas Sullivan will remain on the Company’s board of directors as chairman emeritus. The Company also announced that the Company’s board of directors elected Ronald A. Rice, executive vice president and chief operating officer, to president and chief operating officer, succeeding Mr. Frank Sullivan as president. In connection with Mr. Rice being named president, his base salary was increased to $600,000 annually. The information regarding Mr. Frank Sullivan and Mr. Rice required under Items 401(b), (d) and (e) and Item 404(a) of Regulation S-K is included under the heading “Executive Officers of the Registrant” on pages 16 and 17 of the Company’s Annual Report on Form 10-K for the year ended May 31, 2008, and is incorporated herein by reference. A copy of the press release with respect to these announcements is filed herewith as Exhibit 99.1.
     Also on October 10, 2008, Barry M. Slifstein, age 48, the Company’s vice president and controller since July 1, 2008, was appointed the Company’s principal accounting officer by the Company’s board of directors. Before becoming the Company’s vice president and controller, Mr. Slifstein was vice president of finance, chief financial officer and treasurer of the Company’s DAP Products Inc. subsidiary. Mr. Slifstein joined DAP in 1999.

Item 8.01	Other Events.
     The Annual Meeting of Stockholders of the Company was held on October 10, 2008. A copy of the press release issued in connection with the Annual Meeting of Stockholders is filed herewith as Exhibit 99.2. The following matters were voted on at the Annual Meeting and received the approval of the Company’s stockholders:
     (a) Election of Frederick R. Nance, Charles A. Ratner, William B. Summers, Jr. and Jerry Sue Thornton as Directors of the Company. The nominees were elected as Directors with the following votes:
Frederick R. Nance

For	75,924,959
Withheld	38,100,534
Broker non-votes	0
Charles A. Ratner

For	106,368,750
Withheld	7,656,742
Broker non-votes	0
William B. Summers, Jr.

For	112,335,620
Withheld	1,689,873
Broker non-votes	0
Jerry Sue Thornton

For	106,507,672
Withheld	7,517,821
Broker non-votes	0
     In addition to the Directors above, the following Directors’ terms of office continued after the Annual Meeting: John P. Abizaid, Bruce A. Carbonari, James A. Karman, Donald K. Miller, Joseph P. Viviano, David A. Daberko, William A. Papenbrock, Frank C. Sullivan and Thomas C. Sullivan.

     (b) The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2009 was approved with the following votes:

For	113,249,648
Against	503,428
Abstain	272,416
Broker non-votes	0
     For information on how the votes for the above matters were tabulated, see the Company’s definitive Proxy Statement used in connection with the Annual Meeting of Stockholders on October 10, 2008.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description

99.1
Press release of the Company dated October 10, 2008, announcing the election of Mr. Frank Sullivan as Chairman and Chief Executive Officer, the election of Mr. Ronald Rice as President and Chief Operating Officer, and Mr. Thomas Sullivan’s retirement as Chairman.

99.2	Press release of the Company dated October 10, 2008, announcing the results of the Company’s Annual Meeting of Stockholders.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPM International Inc. (Registrant)
Date October 16, 2008	/s/ Edward W. Moore
Edward W. Moore
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

99.1
Press release of the Company dated October 10, 2008, announcing the election of Mr. Frank Sullivan as Chairman and Chief Executive Officer, the election of Mr. Ronald Rice as President and Chief Operating Officer, and Mr. Thomas Sullivan’s retirement as Chairman.

99.2	Press release of the Company dated October 10, 2008, announcing the results of the Company’s Annual Meeting of Stockholders.